Exhibit 10.10

FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

THIS SPLIT DOLLAR LIFE INSURANCE AGREEMENT (the “Agreement”), entered into this 27th day of May, 2016, AMENDS AND RESTATES the agreement originally entered into on February 15, 2012, by and between FIRST NATIONAL BANK OF NORTHERN CALIFORNIA, a national bank organized under the laws of the United States, located in South San Francisco, California (the “Bank”), and RANDY BRUGIONI (the “Executive”).

The purpose of this Agreement is to retain and reward the Executive, by dividing the death proceeds of certain life insurance policies which are owned by the Bank on the life of the Executive with the designated beneficiary of the Executive. The Bank will pay the life insurance premiums from its general assets.

Death proceeds payable under this Agreement shall be paid solely by the Insurer from the proceeds of any Policy(ies) on the life of the Insured. In no event shall the Bank be obligated to pay a death benefit under this Agreement from its general funds. Should an Insurer refuse or be unable to pay death proceeds endorsed to Insured under the express terms of this Agreement, Executive’s Beneficiary(ies) shall not be entitled to a death benefit.

Article 1

Definitions

Whenever used in this Agreement, the following terms shall have the meanings specified:

1.1	“Bank’s Interest” means the benefit set forth in Section 2.1.

1.2	“Beneficiary” means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive.

1.3	“Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4	“Board” means the Board of Directors of the Bank as from time to time constituted.

1.5	“Executive’s Interest” means the benefit set forth in Section 2.2.

1.6	“Insurer” means the insurance company issuing the Policy on the life of the Executive.

1.7	“Net Death Proceeds” means the total death proceeds of the Policy minus the greater of (i) the cash surrender value or (ii) the aggregate premiums paid by the Bank.

1.8	“Policy” or “Policies” means the individual insurance policy or policies adopted by the Bank for purposes of insuring the Executive’s life under this Agreement.

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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

Article 2

Policy Ownership/Interests/Insurer/Assignment

2.1	Bank’s Interest. The Bank shall be the sole owner of the Policies and shall have the right to exercise all incidents of ownership. The Bank shall be the beneficiary of the remaining death proceeds of the Policies after the Executive’s Interest is determined according to Section 2.2 below.

2.2	Executive’s Interest. The Executive shall have the right to designate the beneficiary of a portion of the death proceeds. The Executive shall also have the right to elect and change settlement options that may be permitted. Upon the termination of this Agreement according to Article 7 herein, the Executive, the Executive’s transferee, or the Executive’s beneficiary shall have no rights or interests in the Policy and no death benefit shall be paid under this Section 2.2.

2.2.1	Death During Active Service. If the Executive dies while in the active service of the Bank, the Bank shall pay to the Executive’s beneficiary the present value of the stream of payments the Executive would have received under the First National Bank of Northern California Amended and Restated Executive Supplemental Compensation Agreement (the “ESCA”), dated ________________________, between the Executive and the Bank, as if the Executive had reached full retirement benefit status under the ESCA while in the active service of the Bank. This amount is payable in a lump sum upon the death of the Executive.

2.2.2	Death During Payment of a Benefit under the ESCA. If the Executive dies after any benefit payments have commenced under Article 2 of the ESCA but before receiving all such payments, the Bank shall cease paying the remaining benefit, if any, and shall then pay to the Executive’s beneficiary a split dollar benefit equal to the present value of the remaining stream of payments under the ESCA. This amount is payable in a lump sum upon the death of the Executive.

2.2.3	Death After Termination of Employment But Before Commencement of Payment under the ESCA. If the Executive is entitled to a benefit under Article 2 of the ESCA, but dies prior to the commencement of said benefit payments, the Bank shall pay no benefit under the ESCA but shall pay to the Executive’s beneficiary a split dollar death benefit equal to the present value of the remaining stream of payments under the ESCA. This amount is payable in a lump sum upon the death of the Executive.

2.2.4.	Limitation on Amounts. Notwithstanding anything to the contrary in this Agreement, any benefit payable under this Agreement shall not exceed the Net Death Proceeds of the Policy.

2.3	Insurer. The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

2.4	Assignment. The Executive may assign without consideration all of the Executive’s interests in the Policy and in this Agreement to any person, entity or trust. In the event the Executive transfers all of the Executive’s interest in the Policy, then all of the Executive’s interest in the Policy and in the Agreement shall be vested in the Executive’s transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in the Policy or in this Agreement.
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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

2.5	Comparable Coverage. Upon execution of this Agreement, the Bank shall maintain the Policy in full force and effect and in no event shall the Bank amend, terminate, or otherwise abrogate the Executive’s interest in the Policy, unless the Bank replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement and the Bank and the Executive execute a new Split Dollar Policy Endorsement for said comparable insurance policy. The Policy or any comparable policy shall be subject to the claims of the Bank’s creditors.

Article 3

Premiums and Imputed Income

3.1	Premium Payment. The Bank shall pay all premiums due on all Policies.

3.2	Economic Benefit. The Bank shall determine the economic benefit attributable to the Executive based on the life insurance premium factor for the Executive’s age multiplied by the aggregate death benefit payable to the Beneficiary. The “life insurance premium factor” is the minimum factor applicable under guidance published pursuant to Treasury Reg. § 1.61-22(d)(3)(ii) or any subsequent authority.

3.3	Imputed Income. The Bank shall impute the economic benefit to the Executive on an annual basis, by adding the economic benefit to the Executive’s W-2, or if applicable, Form 1099.

Article 4

General Limitations

4.1	Termination for Cause. In the event that Executive’s employment is terminated for Cause, Executive shall forfeit all rights and benefits under this Agreement.

“Cause” shall mean (i) the Executive’s willful misconduct, usurpation of business opportunity or gross negligence related to the Bank; provided that Executive shall first be given ten (10) days following written notice from the Board to cure any such breach (to the extent such breach is capable of being cured); (ii) the Executive’s willful failure to adhere to the reasonable policies of the Bank or any State of California or federal banking laws (including the laws, rules, or regulations of the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency); provided that Executive shall first be given ten (10) days following written notice from the Board to commence compliance with such policies or laws to the extent such failure is able to be complied with subsequently; (iii) the Executive’s unauthorized disclosure to third parties of any confidential information (including trade secrets) of the Bank; or (iv) the Executive’s conviction of or entering of a guilty pleas or a plea of no contest with respect to (A) a felony, (B) any crime involving fraud, larceny, or embezzlement, or (C) any other crime involving moral turpitude which is injurious to the reputation of the Bank. No act, or failure to act, by Executive shall be “willful” unless committed without good faith and without a reasonable belief that the act or omission was in the best interest of the Bank.
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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

Article 5

Beneficiaries

5.1	Beneficiary. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under the Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other Agreement of the Bank in which the Executive participates.

5.2	Beneficiary Designation; Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Bank or its designated agent. The Executive’s beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and Bank’s rules and procedures, as in effect from time to time. Upon the acceptance by the Bank of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Bank shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Bank prior to the Executive’s death.

5.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Bank or its designated agent.

5.4	No Beneficiary Designation. If the Executive dies without a valid designation of beneficiary, or if all designated Beneficiaries predecease the Executive, then the Executive’s surviving spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made payable to the personal representative of the Executive’s estate.

5.5	Facility of Payment. If the Bank determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Bank may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

Article 6

Claims And Review Procedure

6.1	Claims Procedure. The Executive or Beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

6.1.1	Initiation – Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.
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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

6.1.2	Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

6.1.3	Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of the Agreement on which the denial is based;

(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d)	An explanation of the Agreement’s review procedures and the time limits applicable to such procedures; and

(e)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

6.2	Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

6.2.1	Initiation – Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank’s notice of denial, must file with the Bank a written request for review.

6.2.2	Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

6.2.3	Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

6.2.4	Timing of Bank’s Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.
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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

6.2.5	Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of the Agreement on which the denial is based;

(c)	A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

(d)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 7

Amendments and Termination

7.1	Amendment or Termination. This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive. In the event that the Bank decides to maintain the Policy after termination of the Agreement, the Bank shall be the direct beneficiary of the entire death proceeds of the Policy.

7.2	Offer to Purchase. If the Agreement is terminated pursuant to Section 7.1, the Bank shall not surrender, sell, or transfer ownership of the Policy without first giving the Executive or the Executive’s transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention. The purchase price shall be the fair market value of the Policy, as determined under Treasury Reg. §1.61-22(g)(2) or any subsequent applicable authority.

Article 8

Administration

8.1	Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or persons as the Board may choose. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with this Agreement, provided that such amendments and interpretations are made at all times in compliance with Section 409A of the Code.

8.2	Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

8.3	Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement.
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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

8.4	Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5	Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the death of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

Article 9

Miscellaneous

9.1	Binding Effect. This Agreement shall bind the Executive and the Bank, their beneficiaries, survivors, executors, administrators and transferees and any Beneficiary.

9.2	No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an Executive of the Bank, nor does it interfere with the Bank’s right to discharge the Executive. It also does not require the Executive to remain an Executive nor interfere with the Executive’s right to terminate employment at any time.

9.3	Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of California, except to the extent preempted by the laws of the United States of America.

9.4	Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term “Bank” as used in this Agreement shall be deemed to refer to the successor or survivor company.

9.5	Notice. Any notice or filing required or permitted to be given to the Bank under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

First National Bank of Northern California

975 El Camino Real

South San Francisco, CA 94080

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

Any notice or filing required pr permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.
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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

9.6	Entire Agreement. This Agreement, along with the Executive’s Beneficiary Designation Form, constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein.

IN WITNESS WHEREOF, the parties executed this Agreement as of the date indicated above.

(NAME OF THE EXECUTIVE)

Executive

FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

By

Title:
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FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

AMENDED AND RESTATED

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

Beneficiary Designation

{ } New Designation

{ } Change in Designation

I, ________________________________. Designate the following as Beneficiary under the Agreement:

Primary: _______________________________________________________________ _______________________________________________________________	_________ % _________ %

Contingent:
______________________________________________________________	_________ %
______________________________________________________________	_________ %

Notes:

•	Please PRINT CLEARLY or TYPE the names of the beneficiaries.

•	To name a trust as Beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

•	To name your estate as Beneficiary, please write “Estate of [your name]”.

•	Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to death. I further understand that the designations will be automatically revoked if the Beneficiary predeceases me, or, if I have named my spouse as Beneficiary and our marriage is subsequently dissolved.

Name: _____________________________________

Signature:__________________________________          Date: ___________________

SPOUSAL CONSENT (Required if Spouse not named beneficiary):

I consent to the beneficiary designation above, and acknowledge that if I am named Beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.

Spouse Name: _________________________________________

Signature:_____________________________________________      Date: ___________________

Received by the Plan Administrator this ____________ day of ____________, 2____

By: _____________________________________

Title:____________________________________

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